 United states

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2020

ETHAN ALLEN INTERIORS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11692	06-1275288
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Lake Avenue Ext., Danbury, Connecticut	06811-5286
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 743-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock $0.01 Par Value	ETH	New York Stock Exchange
(Title of each class)	(Trading symbol)	(Name of exchange on which registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02     Results of Operations and Financial Condition

On August 4, 2020, Ethan Allen Interiors Inc. (“Ethan Allen” or the “Company”) issued a press release announcing its financial results for the three and twelve months ended June 30, 2020. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated by reference herein. The information furnished pursuant to this Item 2.02 (Results of Operations and Financial Condition), including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (such act being the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Exhibit 99.1 to this report contains non-GAAP gross profit and margin, non-GAAP operating income and margin, non-GAAP net income, and non-GAAP diluted earnings per share for the periods presented. These non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Ethan Allen believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Ethan Allen’s results of operations in conjunction with the corresponding GAAP measures.

Ethan Allen believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to its financial condition and its historical and projected results of operations. For its internal budgeting process, Ethan Allen’s management uses financial statements that do not include, when applicable, significant impairments and restructurings, retail acquisition costs, the income tax effects of the foregoing and significant tax matters. The Company’s management also uses the foregoing non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the financial results of Ethan Allen. From time to time in the future, there may be other items that Ethan Allen may exclude for purposes of its internal budgeting process and in reviewing its financial results.

As described above, Ethan Allen excludes the following items from one or more of its non-GAAP measures when applicable:

●

Significant asset impairments and restructurings. Ethan Allen from time to time incurs significant asset impairments and restructuring charges, including employee severance, inventory write-downs and other exit costs. The Company excludes these items because it does not believe they are reflective of ongoing business and operating results.

●	Retail acquisition costs. The Company excludes such expenses related to retail acquisitions and purchases of retail assets that have no direct correlation to the operation of Ethan Allen’s business.

●	Income tax effects of the foregoing. This amount is used to present each of the amounts described above on an after-tax basis consistent with the presentation of non-GAAP net income.

●

Significant tax matters. Ethan Allen may incur tax charges or benefits that are related to prior periods or not reflective of its ongoing provision for income taxes. The Company excludes these charges or benefits, when significant, because it does not believe they are reflective of ongoing business and operating results.

From time to time in the future, there may be other items that Ethan Allen may exclude if it believes that doing so is consistent with the goal of providing useful information to investors and management.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated August 4, 2020, furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ETHAN ALLEN INTERIORS INC.

Date: August 4, 2020	By:	/s/ Corey Whitely
Corey Whitely Executive Vice President, Administration Chief Financial Officer and Treasurer